Exhibit 10.1

Ingersoll-Rand Company
Estate Enhancement Program
Amended and Restated as of June 1, 1998

1.	Purpose

The purpose of the Ingersoll-Rand Company Estate Enhancement Program (the “Plan”) is to provide Executives of Ingersoll-Rand Company (the “Company”) the ability to elect life insurance coverage pursuant to a split-dollar life insurance arrangement.

2.	Definitions

For purposes of this Plan, the following terms have the meanings set forth below:

2.01   Agreement means the Agreement executed by the Participant (or Assignee) and the Company implementing the terms of this Plan.

2.02
Alternative Death Benefit Amount means, with respect to a Participant, an amount that, after subtracting any Company federal, state, and local income tax savings resulting from the deductibility of the payment for corporate tax purposes, is equal to the Participant’s Coverage Amount (determined without regard to the Alternative Death Benefit Election under Section 11). The Alternative Death Benefit Amount shall be determined at the time the payment is to be made, based on Company’s federal, state and local income tax rate (calculated at the highest marginal tax rate then applicable to Company, but net of any federal deduction for state and local taxes) at the time of the payment, and shall be determined by the Committee or its designee.

2.03	Assignee means that person or entity designated as such in the Agreement.

2.04	Board of Directors means the Board of Directors of the Company.

2.05
Change in Control shall have the same meaning as a “change in control of the Company” as set forth in the Company’s Incentive Stock Plan of 1995, unless a different definition is used for purposes of any severance of employment agreement or change of control arrangement between the Company and the Participant, in which event such definition shall apply.

2.06	Committee means the Compensation and Nominating Committee, or any successor committee, of the Board of Directors of the Company.

    2.07   Company Death Benefit means the portion of the Policy’s death benefit payable to Company as provided in Section 10.

   2.08   Compensation means all or a portion of: (i) the Participant’s annual incentive bonus income; (ii) any vested benefits to which the Participant is entitled under any nonqualified supplemental retirement plan maintained by the Company, as long as such plan is included in Appendix A attached to and made a part of this Plan; (iii) performance shares which may be earned under an outstanding stock award grant; and, (iv) any other amounts deemed by the Committee to constitute Compensation for the purpose of this Plan. Previously deferred bonuses and previously deferred performance shares will not be considered Compensation for the purpose of this Plan.

   2.09    Effective Date means September 2, 1997.

    2.10   Executive means any elected officer of Ingersoll-Rand who, at the time of enrollment in the Plan, has satisfied the Share Ownership Guidelines applicable to such officer.

   2.11    Insurer means, with respect to a Participant’s Policy, the insurance company issuing the Policy on the Participant’s life (or on the lives of the Participant and the Participant’s spouse, in the case of a Survivorship Policy) pursuant to the provisions of the Plan; provided, however, that in order to qualify as an Insurer under the Plan, an insurance company must, at the time a Policy is issued under this Plan, be assigned one of the top three ratings by one of the major rating agencies, including A.M. Best, Moody’s, Standard & Poor’s and Duff and Phelps.

    2.12   Participant means an Executive who elects to participate in the Plan.

   2.13   Participant’s Coverage Amount means the portion of the Policy’s death benefit payable to the beneficiary(ies) of the Participant (or Assignee) as provided in Section 10.

   2.14   Participant Special Contribution means the amount of additional premium payment a participant may elect to contribute, pursuant to Section 5.02, in order to maintain the Policy death benefit if the Compensation the Participant elected to forego is more than the actual amount foregone.

   2.15   Performance Share Payment Date means the date on which foregone performance shares would have been issued absent the Participant’s election to forego such shares.

   2.16   Plan Administrator means the Committee or its designee.

   2.17   Policy means the life insurance coverage acquired on the life of the Participant (or on the lives of the Participant and the Participant’s spouse, in the case of a Survivorship Policy) by Company.

    2.18   Policy Owner means the Company.

   2.19    Premium means, with respect to a Policy on the life of a Participant (or the lives of a Participant and a Participant’s spouse, if the Policy is a Survivorship Policy), the amount Company is obligated, pursuant to the terms of the Plan, to pay to the Insurer with respect to such Policy.

   2.20   Share Ownership Guidelines means the guidelines established by the Company relative to ownership of Company common stock by officers of the Company, and contained in the Executive Deferred Compensation and Stock Bonus Plan.

   2.21   Survivorship Policy means a Policy insuring the lives of the Participant and a Participant’s spouse, with the death benefit payable at the death of the last survivor of the Participant and his or her spouse.

   2.22   Termination of Service (or Terminates Service) means any termination from active service.

   2.23   Termination for Cause means a determination made by the Board of Directors that a Participant has been terminated for cause, as that term is defined in any written employment agreement existing between the Company (or any subsidiary or affiliate of the Company) and the Participant; absent any such agreement, or absent a definition of the term in the agreement, the term shall mean the termination of the Participant’s employment with the Company (or any subsidiary or affiliate of the Company) due to: (i) fraud, misappropriation or intentional material damage to the property or business of the Company (or any subsidiary or affiliate of the Company); (ii) commission of a felony; or (iii) continuance of either willful and repeated failure or grossly negligent and repeated failure by the Participant to perform his or her duties.

3.      Participation

3.01
Eligibility. All Executives of the Company shall be eligible to participate in the Plan. An Executive shall become a Participant by completing such forms, documents and procedures as specified by the Plan Administrator. The Participant (and, in the case of a Survivorship Policy, the Participant’s spouse) shall cooperate with the Insurer by furnishing any and all information requested by the Insurer in order to facilitate the issuance of the Policy, including furnishing such medical information and taking such physical examinations as the Insurer may deem necessary. In the absence of such cooperation, the Company shall have no further obligation to the Participant to allow him or her to participate in the Plan.

   3.02   Election to Forego Compensation. As a condition of participating in the Plan, each Participant shall be required to make an election in which the Participant shall commit to forego the receipt of specified types and amounts of Compensation, with such election to remain in effect until the date on which the Participant Terminates Service with Company, or the date on which the Participant has foregone a total amount equal to the amount elected to be foregone by the Participant.

The Participant shall make an election to forego Compensation by execution of an “Enrollment and Election to Forego Compensation Form” prior to the Policy effective date, and the terms of such Form are hereby incorporated by reference in this PIan. The amounts that a Participant agrees to forego pursuant to such election, unless precluded by tax or other laws to the contrary, shall be included in determining a Participant’s compensation for purposes of any benefit plans maintained by Company to the same extent as if such Compensation had not been foregone; provided, however, that such Compensation that is taken into account with respect to an employee benefit plan of the Company shall be reduced by an amount equal to the amount of imputed income from the insurance coverage provided hereunder that is taken into account under such employee benefit plan.

An Executive’s election to participate in the Plan shall be irrevocable when the Executive completes an Enrollment and Election to Forego Compensation Form and submits it to the Company. However, the Executive may opt out of the Plan if, due to health or medical history issues, the insurance benefits available to the Executive under the Plan are materially less than those projected to be available absent the health or medical history issues. If the Executive opts out of the Plan in accordance with the terms of the preceding sentence, the Company shall immediately pay to the Executive (or credit to the Executive’s applicable deferral account, if a deferral election would apply to any such amount absent an election to forego such amount to participate in this Plan) any foregone Compensation amount of cash that would have been paid to the Executive (or deferred) or the number of performance shares that would have been awarded to the Executive (or deferred) prior to the time the Executive opts out of the Plan. The Company shall not be obligated to pay interest on (or credit any deferred account earnings on) any amount paid (or deferred) pursuant to the preceding sentence.

4.	Amount and Type of Coverage

The Company shall cause the Policy to be issued by the Insurer. The amount and type of coverage provided under the Policy shall be that amount and type specified in the Agreement. The amount of coverage for which a Participant is eligible shall be set forth in the Agreement and shall be based upon the Participant’s election to forego compensation.

5.	Payment of Premiums

5.01
Company Payments. The Company shall pay Premiums equal to the Compensation actually foregone by a Participant in accordance with the Participants election made pursuant to Section 3.02. With respect to any foregone vested benefits under a Company nonqualified supplemental retirement plan, the Premiums shall be paid no later than thirty (30) days after the initial premium for the Participant’s Policy becomes due, or, if later, within thirty (30) days after the Participant vests in the amount foregone by the Participant. With respect to any foregone annual bonus income, the Premiums shall be paid no later than thirty (30) days following the date such amounts would otherwise have been paid to the Participant, but for the Participant’s election to forego such Compensation, or, if later, within thirty (30) days after the Company receives the initial premium invoice for the Participant’s Policy. With respect to any foregone performance shares, the Premiums shall be paid no later than thirty (30) days following the Performance Share Payment Date, or, if later, within thirty (30) days after the Company receives the initial premium invoice for the Participant’s Policy.

5.02
Participant Payments. Unless otherwise provided in an Agreement, a Participant (or Assignee) shall not be required to pay any portion of the Premium due on the Policy. However, if the Participant’s Election to Forego Compensation is no longer in effect under Section 3.02 because of the Participant’s Termination of Service, then the Participant (or Assignee) may, within sixty (60) days of the Participant’s Termination of Service, elect to pay to the Insurer as a premium payment the difference (or some portion thereof) between the Compensation the Participant elected to forego and the Compensation actually foregone by the Participant up to the date of termination.

    5.03   Termination Events. Company’s obligation to pay Premiums with respect to a Policy shall terminate:

a.	Automatically upon the death of the Participant (or upon the death of the survivor of the Participant and the Participant’s spouse, if the Policy is a Survivorship Policy).

b.	Automatically upon a Participant’s Termination of Service, except as provided in Section 12.

6.       Policy Ownership

6.01
Ownership. The Company shall be the owner of any Policy and shall be entitled to exercise the rights of ownership, except that the following rights shall be exercisable by the Participant (or Assignee if one is designated in the Agreement): (i) the right to designate the beneficiary(ies) to receive payment of that portion of the death benefit under such Policy equal to the Participant’s Coverage Amount unless there is an election for an Alternative Death Benefit in effect; and (ii) the right to assign any part or all of the Participant’s rights under the Policy to any person, entity or trust. The Company shall not borrow from, hypothecate, withdraw cash value from, surrender in whole or in part, cancel, or in any other manner encumber a Policy without the prior written consent of the Participant (or Assignee if one is designated in the Agreement). The Company shall not take any other action with respect to a Policy that may reduce the Participant’s Coverage Amount without the prior written consent of the Participant (or Assignee).

    6.02   Possession of Policy. The Company shall keep possession of the Policy. The Company agrees to make the Policy available to the Participant (or Assignee) or to the Insurer at such times, and on such terms as the Company determines for the sole purposes of endorsing or filing any change of beneficiary or assignment on the Policy.

   6.03   Investment of Policy Cash Values. If the Policy provides the Policy Owner with a choice of investment funds for the Policy cash values, the Company shall invest the cash values in the funds selected by and in the proportions specified by the Assignee (or the Participant, if there is no Assignee), unless otherwise specified in the Participant’s Agreement. The Company agrees to submit an investment election to the Insurer within thirty (30) days after a written investment request by the Participant (or Assignee) or other person or entity designated in the Participant’s Agreement.

7.	Termination of Service

If a Participant Terminates Service with the Company, then:

a.	Company’s obligation to pay Premiums with respect to a Participant’s Policy shall terminate as provided in Section 5.03.

b.	Participant’s obligation to forego Compensation pursuant to an election made under Section 3.02 shall terminate with respect to Compensation not foregone as of the date of Termination of Service.

8.	Election to Reduce Policy Face Amount

The Participant (or Assignee) may elect to reduce the Policy face amount, except that the Policy face amount shall not be reduced to an amount less than the Company Death Benefit. Within sixty (60) days of receipt of a written request from the Participant (or Assignee), the Company shall complete and submit the necessary forms to the Insurer to reduce the Policy face amount in accordance with the Participant’s (or Assignee’s) request.

9.	Adjustment of Policy

If a Participant Special Contribution becomes payable under Section 5.02 and the Participant (or Assignee) elects not to pay such amount (or elects to pay less than the total amount payable) within the time allowed for such payment, then the Participant’s Policy face amount shall be reduced by an amount determined by multiplying the initial face amount of the Participant’s Policy by a fraction, the numerator of which is the amount of Participant Special Contribution payable (less any portion paid), and the denominator of which is the total amount of Compensation the Participant elected to forego. Provided, however, that the face amount reduction determined pursuant to the preceding sentence shall be reduced by the amount of any face amount reduction already applied pursuant to Section 8. The Participant (or Assignee) and the Company agree to execute an amendment to the Agreement and to complete any forms required by the Insurer to implement these changes.

10.	Death Benefit

Upon the death of the Participant (or the death of the survivor of the Participant and the Participant’s spouse, if the Policy is a Survivorship Policy), the death benefit under the Policy shall be divided as follows:

a.
Company shall be entitled to receive as the Company Death Benefit an amount equal to the greater of: (i) the Policy cash surrender value immediately prior to the death of the Participant (or the death of the survivor of the Participant and the Participant’s spouse, if the Policy is a Survivorship Policy) and before any surrender charges; or (ii) the cumulative Premiums paid by the Company under the Policy. If the Policy provides for a death benefit equal to the sum of the face amount of the Policy and any cash account or accumulation value, any Company Death Benefit should first be paid from the cash account or accumulation value portion of the death benefit.

b.    The beneficiary(ies) of the Participant (or Assignee) shall be entitled to  receive the Participant’s Coverage Amount, which shall consist of the  excess, if any, of the Policy’s death benefit over the Company Death Benefit.

Company agrees to execute an endorsement to the Policy issued to it by the Insurer providing for the division of the Policy death benefit in accordance with the provisions of this Section.

Notwithstanding the provisions of this Section, if the Policy death benefit becomes payable while there is an Alternative Death Benefit Election in effect for the Participant (or Assignee if one is designated in the Agreement) pursuant to Section 11, then the entire Policy death benefit shall be paid to Company.

11.	Alternative Death Benefit Election.

A Participant (or Assignee, if one is designated in the Agreement) may elect to receive an Alternative Death Benefit in lieu of the insurance benefit provided under the Plan. Any such election shall be filed with the Committee in such form as may be prescribed by such Committee. The Alternative Death Benefit shall be paid by the Company from the general funds of the Company, and shall not constitute an insurance benefit. It shall be paid by the Company to the Participant’s (or Assignee’s) beneficiary(ies) at the time the Participant’s death benefit would have been paid (at the Participant’s death for single life coverage, or at the death of the survivor of the Participant and the Participant’s spouse for survivorship coverage). The amount of the payment shall be equal to the Alternative Death Benefit Amount. As long as an Alternative Death Benefit Election is in effect, the beneficiary(ies) of the Participant (or Assignee) shall receive only the Alternative Death Benefit, and shall not be entitled to receive any portion of any death benefits that would become payable under the Participant’s Policy, and the Participant (or Assignee) shall cooperate with Company in effecting a change of beneficiary of the Participant’s Policy to achieve such result.

12.	Change in Control

If there is a Change in Control:

a.
the Plan and the Company’s obligation to pay Policy Premiums hereunder equal to a Participant’s foregone Compensation (including Compensation to be foregone after the Change in Control pursuant to an Enrollment and Election to Forego Compensation Form that becomes effective before the Change in Control) shall become irrevocable for all Participants in the Plan at the time of the Change in Control;

b.
a Participant’s election to forego Compensation shall remain in effect in accordance with the original terms thereof, and the Change in Control will not affect the amount or timing of Compensation to be foregone by a Participant after the Change in Control.

c.
the Company immediately shall transfer the ownership of all Participants’ Policies to an irrevocable trust created by the Company to: (i) pay any Premiums projected to be payable on all Policies after the Change in Control (including Premiums to be paid in connection with Compensation to be foregone by Participants after the Change in Control), which shall be paid by the trustee as they become payable under Section 5.01 of the Plan, and (ii) pay any Alternative Death Benefit that becomes payable under Section 11 of this Plan; and

d.
the Company immediately shall fund such irrevocable trust with an amount sufficient to pay all necessary projected future Premiums for all Participants’ Policies (including Premiums to be paid in connection with Compensation to be foregone by Participants after the Change in Control pursuant to an Enrollment and Election to Forego Compensation Form that becomes effective before the Change in Control); and

e.	except as otherwise provided in this Section the provisions of the Plan shall continue to apply as if there had been no Change in Control.

Notwithstanding the creation and funding of an irrevocable trust in accordance with the provisions of this Section, the Company or its successor shall continue to be responsible for the Premium costs associated with the Participants’ Policies and any Alternative Death Benefits payable under Section 11 if such amounts are not paid by the trust for any reason, or if the trust’s assets become insufficient to pay any required amounts.

13.	Company Default

13.01
Company Default. A Company Default shall be deemed to have occurred with respect to a Policy if Company fails to pay a Premium on the Policy as required under the terms of the Agreement within sixty (60) days after the due date for such Premium, or if Company processes or attempts to process a policy loan, or a complete or partial surrender, or a cash value withdrawal without prior written approval from Participant (or Assignee).

13.02
Rights upon Company Default. In the event of Company Default as described in Section 13.01, the Participant (or Assignee if one is designated) shall have the right to require the Company to cure the Company Default by notifying the Company in writing within sixty (60) days after the Company Default occurs, or if later, within thirty (30) days after the Participant (or Assignee) becomes aware of the Company Default. If the Company fails to cure the Company Default within sixty (60) days after being notified by the Participant (or Assignee) of the Company Default, the Participant (or Assignee) shall have the right to require the Company to transfer its interest in the Participant’s Policy to the Participant (or Assignee). The Participant (or Assignee) may exercise this right by notifying Company, in writing, within sixty (60) days after the Company Default occurs. Upon receipt of such notice, the Company shall immediately transfer its rights in the Policy to the Participant (or Assignee) and the Company shall thereafter have no rights with respect to such Policy. A Participant’s (or Assignee’s) failure to exercise its rights under this Section shall not be deemed to release the Company from any of its obligations under the Plan, and shall not preclude the Participant (or Assignee) from seeking other remedies with respect to the Company Default. Also, a Participant’s (or Assignee’s) failure to exercise its rights under this Section will not preclude the Participant (or Assignee) from exercising such rights upon later Company Default.

14.	Governing Laws and Notices

14.01	Governing Law. This Plan shall be governed by and construed in accordance with the substantive law of New Jersey without giving effect to the choice of law rules of New Jersey.

14.02
Notices. All notices hereunder shall be in writing and sent by first class mail with postage prepaid. Any notice to Company shall be addressed to the principal office of the Company at 200 Chestnut Ridge Road, Woodcliff Lake, NJ 07675. Any notice to the Participant (or Assignee) shall be addressed to the Participant (or Assignee) at the address following such party’s signature on his or her Agreement. Any party may change its address by giving written notice of such change to the other party pursuant to this Section.

15.	Miscellaneous Provisions

15.01
This Plan and any Agreement executed hereunder shall not be deemed to constitute a contract of employment between an Executive and Company, or a Participant and Company, nor shall any provision restrict the right of Company to discharge an Executive or Participant, or to restrict the right of an Executive or Participant to terminate services.

15.02	The masculine pronoun includes the feminine and the singular includes the plural where appropriate for valid construction.

15.03
In order to be eligible to participate in this Plan, the Participant (and, in the case of a Survivorship Policy, the Participant’s spouse) shall cooperate with the Insurer by furnishing any and all information requested by the Insurer in order to facilitate the issuance of the policy, including furnishing such medical information and taking such physical examinations as the Insurer may deem necessary. In the absence of such cooperation, Company shall have no further obligation to the Participant to allow him or her to participate in the Plan.

       15.04   If, due to Policy provisions related to the suicide of the Participant (or the participant’s spouse, if the Policy is a Survivorship Policy) or to a material misstatement of information or nondisclosure of medical history, or due to any other similar Policy provision, no death benefit is payable under the Policy, then no benefits shall be payable to the beneficiary(ies) of such Participant (or Assignee, where applicable). In such case, the Participant’s election to forego Compensation which has not yet become payable shall be void. Also, the Company shall pay to the Participant (or the Participant’s estate, if the Participant has died) an amount equal to the Compensation already foregone by the Participant in accordance with the Participant’s election under Section 3.02, or, if less, the amount the Company receives from the Insurer upon cancellation of the Participant’s Policy.

15.05
In the event of any inconsistency between the terms of this Plan as described herein and the terms of any Policy purchased hereunder or any related Agreement, the terms of such Policy or Agreement shall be controlling as to that Participant, his or her Assignee (if any), his successor-in-interest (if any) and his or her beneficiary or beneficiaries.

16.	Amendment, Termination, Administration, and Successors

16.01
Amendment/Termination. The Company, by action of the Committee, may amend, modify or terminate the Plan at any time, but any such amendment, modification or termination will not affect the rights of any Participant (or Assignee) under any Agreement entered into with the Company prior to the date of such amendment, modification or termination without the Participant’s (or Assignee’s) written consent.

  16.02   Administration. This Planshall be administered by the Plan administrator. The Plan Administrator shall have the authority to make, amend, interpret, and enforce all rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in connection with the Plan in the Plan Administrator’s sole discretion. In the administration of this Plan, the Plan Administrator from time to time may employ agents and delegate to them or to others (including Executives) such administrative duties as it sees fit. The Plan Administrator from time to time may consult with counsel, who may be counsel to the Company. The decision or action of the Plan Administrator (or its designee) with respect to any question arising out of or in connection with the administration, interpretation and application of this Plan shall be final and conclusive and binding upon all persons having any interest in the Plan. The Company shall indemnify and hold harmless the Plan Administrator and any Executives to whom administrative duties under this Plan are delegated, against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to this Plan, except in the case of gross negligence or willful misconduct by the Plan Administrator.

16.03
Successors. The terms and conditions of this Plan shall inure to the benefit of and bind Company and the Participant and their successors, assignees (including any Assignee), and representatives. The Employer shall have the right to absolutely and irrevocably assign its rights, title and interest in a Policy without the consent of the Participant (or Assignee).

17.	Claims Procedure

Any controversy or claim arising out of or relating to this Plan shall be filed with the Committee or its designee which shall make all determinations concerning such claim. Any decision by the Committee denying such claim shall be in writing and shall be delivered to all parties in interest in accordance with the notice provisions of Section 14.02 herein. Such decision shall set forth the reasons for denial in plain language. Pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. This notice of denial of benefits will be provided within ninety (90) days of the Committee’s receipt of the claim for benefits. If the Committee fails to notify the claimant of its decision regarding the claim, the claim shall be considered denied, and the claimant then shall be permitted to proceed with an appeal as provided for in this Section.

A claimant who has been completely or partially denied a benefit shall be entitled to appeal this denial of his or her claim by filing a written statement of his or her position with the Committee no later than sixty (60) days after receipt of the written notification of such denial. The Committee shall schedule an opportunity for a full and fair review of the issue within thirty (30) days of receipt of the appeal. The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

Following the review of any additional information submitted by the claimant, either through the hearing process or otherwise, the Committee shall render a decision on the review of the denied claim in the following manner:

a.
The Committee shall make its decision regarding the merits of the denied claim within sixty (60) days following receipt of the request for review (or within 120 days after such receipt, in a case where there are special circumstances requiring extension of time for reviewing the appealed claim). The Committee shall deliver the decision to the claimant in writing. If an extension of time for reviewing the appealed claim is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the decision on review is not furnished within the prescribed time, the claim shall be deemed denied on review.

b.       The decision on review shall set forth specific reasons for the decision, and shall cite specific references to the pertinent Plan provisions on which the decision is based.

Appendix A

Section 2.08 Compensation

Non-qualified Supplemental Retirement Plans

Ingersoll-Rand Company Elected Officers Supplemental Program

Ingersoll-Rand Company Supplemental Retirement Account Plan

Ingersoll-Rand Company
Estate Enhancement Program

Agreement

An Agreement is hereby entered into between Ingersoll-Rand Company (the “Company”), and ________________ (the “Participant”), by and through [Participant’s Assignee] (the “Assignee”), to be effective _____________. The Agreement is incident to Participant’s election for coverage under the Ingersoll-Rand Company Estate Enhancement Program (the “Plan”). Assignee and the Company hereby certify, acknowledge and agree as follows:

1.       The Participant has agreed to forego Compensation as specified in the Participant’s Schedule of Foregone Compensation.

2.
The Company and the Assignee shall cause to be issued by the Insurer [a Policy] [a Survivorship Policy] (the “Policy”) insuring the [life] [lives] of the Participant [and the Participant’s spouse] pursuant to the provisions of the Plan.

3.	The Policy shall be owned by the Company as provided in the Plan.

4.        The Policy shall be issued by ___________________ with an “Option B” death benefit and an initial base face amount of $_______________.

5.        The Policy effective date shall be _________________.

6.        Subject to the terms of the Plan, the Company agrees to pay Policy Premiums equal to the amounts of Compensation actually foregone by the Participant.

7.       The Company Death Benefit shall be the portion of the Policy death benefit payable to the Company upon [the death of the Participant] [the death of the last survivor of the Participant and the Participant’s spouse], and shall be an amount equal to the greater of: (i) the Policy cash surrender value immediately prior to the death of [the Participant] [the last survivor of the Participant and the Participant’s spouse] and before any surrender charges; or, (ii) the cumulative Policy Premiums paid by the Company.

8.        The Participant’s Coverage Amount shall be the portion of the Policy death benefit payable to the Assignee’s beneficiary(ies), and shall be equal to the amount by which the Policy death benefit exceeds the Company Death Benefit.

9.        Unless and until changed by the Assignee, the Assignee’s beneficiary shall be [____________________].

10.	Assignee agrees that all terms and conditions specified in the Plan are hereby incorporated by reference as though fully set forth herein and form a part of this Agreement.

Name of Assignee	Signature of Assignee

Date

Address of Assignee:

Name of Company Representative	Signature of Company Representative

Date

Consent and Acknowledgment of Participant:

The undersigned Participant has read and understands the terms of the Plan and this Agreement, consents to the terms of this Agreement and agrees to be bound by and subject to the terms of this Agreement to the same extent as if Participant had been a party to this Agreement.

Date	Signature

Ingersoll-Rand Company

Estate Enhancement Program

Schedule of Foregone Compensation

for [Participant]

This Schedule is made as part of the Estate Enhancement Program Agreement between the Company and [____________________] (the “Participant”). As a condition of participating in the Estate Enhancement Program, the Participant has agreed to forego Compensation as follows:

Date	Source	Amount
[list when amounts are payable]	[source of foregone compensation]	[list amounts]

Total Foregone Compensation $

Signature of Participant	Signature of Company Representative

Single Life Coverage

Death Benefit Agreement

WHEREAS, Ingersoll-Rand Company (the “Company”) desires to acquire life insurance coverage on the life of _________________ (the “Participant”); and

WHEREAS, the Participant has been and continues to be a valued key employee of the Company; and

WHEREAS, the Company desires to provide a death benefit to the beneficiaries designated by the Participant; and

WHEREAS, the Participant has agreed to provide any medical history information to the insurance company or to submit to any medical exams or tests as required by the insurance company for the coverage to be issued.

NOW, THEREFORE, in consideration of the promises and representations of the parties as herein recited, and in recognition of other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows, effective _________________.

The Company is designated as a beneficiary under Policy number ____________ issued by _______________ insuring the life of the Participant (the “Policy”). Upon the Company’s receipt of the portion of the Policy death benefit payable to the Company at the death of the Participant (the “Company Death Benefit”), the Company shall pay to the Participant’s beneficiary an amount equal to the Company Death Benefit.

Any amount payable under this Agreement shall be paid from the general funds of the Company, and neither the Participant nor the Participant’s beneficiary shall have, as a result of this Agreement, any rights or interest in the Policy referred to in this Agreement or any other assets of the Company.

The Participant’s beneficiary shall be _______________________. [This designation of beneficiary shall be revocable.] [This designation of beneficiary shall be irrevocable.]

Ingersoll-Rand Company

By:

Participant Signature	Signature of Company Representative

Survivorship Coverage

Death Benefit Agreement

WHEREAS, Ingersoll-Rand Company (the “Company”) desires to acquire life insurance coverage on the life of _________________ (the “Participant”) and the Participant’s spouse; and

WHEREAS, the Participant has been and continues to be a valued key employee of the Company; and

WHEREAS, the Company desires to provide a death benefit to the beneficiaries designated by the Participant; and

WHEREAS, the Participant and the Participant’s spouse have agreed to provide any medical history information to the insurance company or to submit to any medical exams or tests as required by the insurance company for the coverage to be issued.

NOW, THEREFORE, in consideration of the promises and representations of the parties as herein recited, and in recognition of other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties hereby agree as follows, effective _________________.

The Company is designated as a beneficiary under Policy number ______________ issued by ________________ insuring the lives of the Participant and the Participant’s spouse (the “Policy”). If the amount received by the Company (the “Company Death Benefit”) exceeds the total amount of Premiums paid by the Company for such Policy, then the Company shall pay to the Participant’s beneficiary an amount equal to the excess of the Company Death Benefit over the total amount of Premiums paid by the Company for such Policy.

Any amount payable under this Agreement shall be paid from the general funds of the Company, and neither the Participant nor the Participant’s beneficiary shall have, as a result of this Agreement, any rights or interest in the Policy referred to in this Agreement or any other assets of the Company.

The Participant’s beneficiary shall be _______________________. [This designation of beneficiary shall be revocable.] [This designation of beneficiary shall be irrevocable.]

Ingersoll-Rand Company
By:
	Participant Signature	Signature of Company Representative